FORM OF

SECOND AMENDED AND RESTATED

BYLAWS

OF

MEDECISION, INC.

ARTICLE 1

OFFICES

Section 1.1 Registered Office. The registered office of MEDECISION, INC. (the “Corporation”) in the Commonwealth of Pennsylvania shall be as specified in the Articles of Incorporation of the Corporation, as they may be amended, supplemented or modified from time to time (the “Articles”), or at such other place as the Board of Directors of the Corporation (the “Board”) may specify in a statement of change of registered office filed with the Department of State of the Commonwealth of Pennsylvania.

Section 1.2 Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the Commonwealth of Pennsylvania as the Board may from time to time determine or as the business of the Corporation requires.

ARTICLE 2

MEETINGS OF THE SHAREHOLDERS

Section 2.1 Place. All meetings of the shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as the Board may from time to time determine. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the members of the Board, the meeting need not be held at a particular geographic location.

Section 2.2 Annual Meetings.

(a) A meeting of the shareholders for the election of members of the Board and the transaction of such other business as may properly be brought before the meeting shall be held once each calendar year on such date and at such time as may be fixed by the Board.

(b) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board, or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Article 2, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article 2.

(c) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (b) of this Section 2.2, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Secretary”) and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting (provided that during the year 2007, such notice shall be delivered to the Secretary no earlier than January 15, 2007 and no later than February 15, 2007); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Notwithstanding the foregoing, if the Corporation is required under Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”) to include a shareholder’s proposal in its proxy statement, such shareholder shall be deemed to have given timely notice for purposes of this paragraph (c) of Section 2.2 with respect to such proposal. A shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a member of the Board: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of members of the Board in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act, (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a member of the Board if so elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

(d) Notwithstanding anything in paragraph (c) of this Section 2.2 to the contrary, in the event that the number of members of the Board to be elected at the annual meeting is increased pursuant to an act of the Board and there is no public announcement by the Corporation naming all of the nominees for election to the Board or specifying the size of the increased Board on or before the date which is 15 days before the latest date by which a shareholder may timely notify the Corporation of nominations or other business to be brought by a shareholder in accordance with paragraph (c) of this Section 2.2, a shareholder’s notice required by this Section 2.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the 15th day following the day on which such public announcement is first made by the Corporation.

Section 2.3 Special Meetings of Shareholders. A special meeting of the shareholders for any purpose or purposes shall be called only by the Chairman of the Board, the Chief Executive Officer, or the Board. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which members of the Board are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that members of the Board shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more members of the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (c) of Section 2.2 shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

Section 2.4 Written Ballot. Unless required by vote of the shareholders before the voting begins, elections of members of the Board need not be by written ballot.

Section 2.5 General.

(a) Only such persons who are nominated in accordance with the procedures set forth in this Article 2 and Section 3.4 shall be eligible to serve as members of the Board and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article 2. Except as otherwise provided by law, the Articles or these bylaws of the Corporation, as may be amended, supplemented and modified from time to time (the “Bylaws”), the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article 2 and, if any proposed nomination or business is not in compliance with this Article 2, to declare that such defective proposal or nomination shall be disregarded.

(b) For purposes of this Article 2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(c) Nothing in this Article 2 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation to elect members of the Board.

Section 2.6 Notice of Meetings. Written notice of every meeting of the shareholders, stating the place, the date and hour thereof and, in the case of a special meeting of the shareholders, the general nature of the business to be transacted thereat, shall be given in a manner consistent with the provisions of Section 11.4 of these Bylaws at the direction of the Secretary or, in the absence of the Secretary, any Assistant Secretary, at least ten (10) days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as it may from time to time be amended (the “1988 BCL”), or five (5) days prior to the day named for the meeting in any other case, to each shareholder entitled to vote thereat on the date fixed as a record date in accordance with Section 7.1 of these Bylaws or, if no record date be fixed, then of record at the close of business on the tenth (10th) day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day of the meeting, at such address (or telex, TWX, facsimile or telephone number or electronic mail address), as appears on the transfer books of the Corporation. Any notice of any meeting of shareholders may state that, for purposes of any meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders entitled to vote who attend such a meeting, although less than a quorum pursuant to Section 2.7 of these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the original notice of the meeting that was so adjourned.

Section 2.7 Quorum. The shareholders present in person or by proxy, entitled to cast at least a majority of the votes that all shareholders are entitled to cast on any particular matter to be acted upon at the meeting, shall constitute a quorum for the purposes of consideration of, and action on, such matter. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until the adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, the shareholders present in person or by proxy may, except as otherwise provided by the 1988 BCL and subject to the provisions of Section 2.8 of these Bylaws, adjourn the meeting to such time and place as they may determine.

Section 2.8 Adjournments and Postponements.

(a) Any meeting of the shareholders, including one at which members of the Board are to be elected, may be adjourned for such period as the shareholders present in person or by proxy and entitled to vote shall direct. Notice of the adjourned meeting or the business to be transacted thereat need not be given, other than announcement at the meeting at which adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the 1988 BCL requires notice of the business to be transacted and such notice has not previously been given. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed. Those shareholders entitled to vote present in person or by proxy, although less than a quorum pursuant to Section 2.7 of these Bylaws, shall nevertheless constitute a quorum for the purpose of (a) electing members of the Board at a meeting called for the election of members of the Board that has been previously adjourned for lack of a quorum, and (b) acting, at a meeting that has been adjourned for one or more periods aggregating fifteen (15) days because of an absence of a quorum, upon any matter set forth in the original notice of such adjourned meeting, provided that such original notice shall have complied with the last sentence of Section 2.6 of these Bylaws.

(b) Any meeting of the shareholders, including one at which members of the Board are to be elected, may be postponed for any proper purpose for such period as the Board shall determine.

Section 2.9 Action at a Meeting. Any matter brought before a duly organized meeting for a vote of the shareholders, including, without limitation, the amendment of any Bylaw, shall be decided by a majority of the votes cast at such meeting by the shareholders present in person or by proxy and entitled to vote thereon, unless the matter is one for which a different vote is required by express provision of the 1988 BCL, the Articles or a Bylaw adopted by the shareholders, in any of which case(s) such express provision shall govern and control the decision on such matter.

Section 2.10 Voting Rights. Except as otherwise provided in the Articles, at every meeting of the shareholders, every shareholder entitled to vote shall have the right to one vote for each share having voting power standing in his or her name on the books of the Corporation. Shares of the Corporation owned by it, directly or indirectly, and controlled by the Board, directly or indirectly, shall not be voted.

Section 2.11 Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to a corporate action in writing may authorize another person to act for him or her by proxy appointed by an instrument in writing (or transmitted by electronic means which results in a writing) executed by such shareholder or by the shareholder’s attorney thereunto authorized, and delivered to the Secretary. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action by a written proxy of a shareholder, shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder. Every proxy shall be executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact and filed with the Secretary. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice of revocation has been given to the Secretary. An unrevoked proxy shall not be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary.

Section 2.12 Voting Lists. The officer or agent having charge of the transfer books for securities of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the Corporation has five thousand (5,000) or more shareholders, it may make such information available at the meeting by any other means.

Section 2.13 Judges of Election. In advance of any meeting of the shareholders, the Board may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be either one (1) or three (3), as determined by the Board to be appropriate under the circumstances. No person who is a candidate for office to be filled at the meeting shall act as a judge at the meeting. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and shall execute a certificate of any fact found by them, if requested by the presiding officer of the meeting or any shareholder or the proxy of any shareholder. If there are three (3) judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

Section 2.14 Participation by Electronic Means. The right of any shareholder to participate in any shareholders’ meeting by means of conference telephone, the Internet or other electronic means by which all persons participating in the meeting may hear each other and, in which event, all shareholders so participating shall be deemed present at such meeting, shall be granted solely in the discretion of the Board.

Section 2.15 No Written Consent in Lieu of a Meeting. The shareholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of shareholders and the power of shareholders to consent in writing without a meeting is specifically denied.

ARTICLE 3

MEMBERS OF THE BOARD OF DIRECTORS

Section 3.1 Powers. The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or these Bylaws directed or required to be exercised and done by the shareholders.

Section 3.2 Number, Elections and Term of Office. Subject to the rights of the holders of any series of Preferred Stock of the Corporation to elect members of the Board under circumstances specified in any designation of the rights, privileges and preferences of any Preferred Stock of the Corporation (a “Preferred Stock Designation”), the number of members of the Board shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the whole Board, but shall not be less than one or greater than seven. When members of the Board are to be elected at a meeting of shareholders, the members of the Board shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of members of the Board; provided that, whenever the holders of any class or series of common stock of the Corporation are entitled to elect one or more members of the Board pursuant to the provisions of the Articles (including, but not limited to, for purposes of these Bylaws, pursuant to any duly authorized Preferred Stock Designation), such members of the Board shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such members of the Board. Matters relating to the classification of the Board shall be governed by the Articles.

Section 3.3 Qualifications. Members of the Board shall be natural persons of full age and need not be residents of the Commonwealth of Pennsylvania or shareholders of the Corporation.

Section 3.4 Nominations of Board Members. Nominees for election to the Board shall be selected by the Board or a committee of the Board to which the Board has delegated the authority to make such selections pursuant to Section 3.12 of these Bylaws. Nominees for election to the Board may also be selected by shareholders, provided that such nominations are made in accordance with, and accompanied by the information required by, Section 2.2 and Section 2.3. Only persons duly nominated for election to the Board in accordance with this Section 3.4, Section 2.2, Section 2.3 and persons with respect to whose nominations proxies have been solicited pursuant to a proxy statement filed pursuant to the Exchange Act shall be eligible for election to the Board.

Section 3.5 Vacancies.

(a) Vacancies in the Board and newly-created directorships may be filled exclusively by vote of a majority of the members of the Board then in office, though less than a quorum, and shall not be filled by a vote of the shareholders, unless there are no members of the Board remaining. Any member of the Board so chosen shall be a member of the same class of the Board as the person whose vacancy he or she fills, and shall hold office until the next annual election of members of the Board and until a successor is duly elected and qualified or until the member’s earlier death, resignation or removal.

(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more members of the Board by the provisions of the Articles, vacancies and newly-created directorships of such class or classes or series may be filled exclusively by the vote of a majority of the members of the Board elected by such class or classes or series then in office, and they shall not be filled by a vote of such holders, unless there are no such members of the Board remaining.

Section 3.6 Removal.

(a) Removal by the Shareholders. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, no member of the Board may be removed from such office at any time unless for cause. Upon a finding of cause as determined by a majority of the members of the Board in office (excluding the member of the Board which is the subject of removal), the member of the Board may be removed only upon the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of members of the Board, voting together as a single class.

(b) Removal by the Board. The Board may declare vacant the office of a member of the Board who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year.

Section 3.7 Place of Board Meetings. Meetings of the Board may be held at such place within or without the Commonwealth of Pennsylvania as the Board may from time to time appoint or as may be designated in the notice of the meeting.

Section 3.8 First Meeting of Newly-Elected Board. The first meeting of each newly-elected Board may be held at the same place and immediately after the meeting at which such members of the Board were elected and no notice shall be required other than announcement at such meeting. If such first meeting of the newly-elected Board is not so held, notice of such meeting shall be given in the same manner as set forth in Section 3.9 of these Bylaws with respect to notice of regular meetings of the Board.

Section 3.9 Regular Board Meetings; Notice. Regular meetings of the Board may be held at such times and places as shall be determined from time to time by resolution of the Board at a duly-convened meeting, or by unanimous written consent. Notice of each regular meeting of the Board shall specify the purpose, date, place and hour of the meeting and shall be given to each member of the Board at least ten (10) days before the meeting. Notice shall be given in a manner consistent with Section 11.4 of these Bylaws.

Section 3.10 Special Board Meetings; Notice. Special meetings of the Board may be called by the Chairman of the Board, if any, by the Chief Executive Officer and/or President, or by a majority of the members of the Board then in office on one (1) day’s notice to each member of the Board, either by telephone, or, if in writing, in accordance with the provisions of Section 11.4 of these Bylaws.

Section 3.11 Quorum of the Board; Action of the Board. At all meetings of the Board, the presence of a majority of the members of the Board in office shall constitute a quorum for the transaction of business, and the acts of a majority of the members of the Board present and voting at a meeting at which a quorum is present shall be the acts of the Board. If a quorum shall not be present at any meeting of members of the Board, the members of the Board present thereat may adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 3.12 Committees of the Board. The Board may establish one or more committees, each committee to consist of one or more of the members of the Board, and may designate one or more members of the Board as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. Any such committee, to the extent provided in a resolution of the Board or in these Bylaws, shall have and may exercise all of the powers and authority of the Board; provided, however, that no such committee shall have any power or authority to (a) submit to the shareholders any action requiring approval of the shareholders under the 1988 BCL, (b) create or fill vacancies on the Board, (c) amend or repeal these Bylaws or adopt new Bylaws, (d) amend or repeal any resolution of the Board that by its terms is amendable or repealable only by the Board, (e) act on any matter committed by these Bylaws or by resolution of the Board to another committee of the Board, (f) amend the Articles or adopt a resolution proposing an amendment to the Articles, or (g) adopt a plan or an agreement of merger or consolidation, share exchange, asset sale or division. In the absence or disqualification of a member or alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Minutes of all meetings of any committee of the Board shall be kept by the person designated by such committee to keep such minutes. Copies of such minutes and any writing setting forth an action taken by written consent without a meeting shall be distributed to each member of the Board promptly after such meeting is held or such action is taken. Each committee of the Board shall serve at the pleasure of the Board.

Section 3.13 Participation in Board Meetings by Telephone. One or more members of the Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or other electronic technology, by means of which all persons participating in the meeting can hear each other, and all members of the Board so participating shall be deemed present at the meeting.

Section 3.14 Action by Consent of Members of the Board. Any action required or permitted to be taken at a meeting of the Board or of a committee of the Board may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken be signed by all of the members of the Board then in office or the members of the committee, as the case may be, and filed with the Secretary.

Section 3.15 Compensation of Members of the Board. The Board may, by resolution, fix the compensation of members of the Board for their services as members of the Board. A member of the Board may also serve the Corporation in any other capacity and receive compensation therefor.

Section 3.16 Board Members’ Liability. A member of the Board shall not be personally liable for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements) for any action taken, or for any failure to take any action, unless the member of the Board has breached or failed to perform the duties of his or her office under the Articles, these Bylaws or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

ARTICLE 4

OFFICERS

Section 4.1 Principal Officers. The officers of the Corporation shall be chosen by the Board, and may include a Chief Executive Officer, a Chief Operating Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer (collectively, the “Principal Officers”). The Board shall designate one officer (who need not be a Principal Officer) to be the chief financial officer of the Corporation, and another officer (who need not be a Principal Officer) to be the chief accounting officer of the Corporation. The Chief Executive Officer, the President and all Vice Presidents and the Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person, shall be of full age. Any number of offices may be held by the same person.

Section 4.2 Electing Principal Officers. The Board, immediately after each annual meeting of the shareholders, shall elect the Principal Officers of the Corporation, none of whom need be members of the Board.

Section 4.3 Other Officers. The Corporation may have such other officers, assistant officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties as the Board or the Chief Executive Officer may from time to time determine. The Board may delegate to any Principal Officer the power to appoint or remove, and set the compensation of, any such other officers and any such agents or employees.

Section 4.4 Compensation. Except as provided in Section 4.3 of these Bylaws, the salaries of all officers of the Corporation shall be fixed by the Board.

Section 4.5 Term of Office; Removal. Each officer of the Corporation shall hold office until his or her successor has been chosen and qualified or until his or her earlier death, resignation or removal. Vacancies of any office shall be filled by the Board. Any officer or agent may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer or agent shall not of itself create any contract rights.

Section 4.6 Chief Executive Officer.

(a) The Chief Executive Officer shall have general supervision of the affairs of the Corporation, subject to the policies and direction of the Board, and shall supervise and direct all of the officers and employees of the Corporation but may delegate in his discretion any of his powers to any officer or such other executives as he may designate.

(b) The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board dealing with operations are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

(c) In the absence or during any disability on the part of the Chairman of the Board to act, the Chief Executive Officer shall preside at all meetings of shareholders and members of the Board and shall perform such other duties as the Board may bestow upon him.

(d) Unless otherwise ordered by the Board, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and act and vote at any meeting of the shareholders of any other corporation in which the Corporation may hold stock and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock which the Corporation, as the owner thereof, might have possessed and exercised if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.7 The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, in the order designated by the Board, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties as the Board may prescribe or the Chief Executive Officer may delegate to them.

Section 4.8 The Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders, record all the votes of the Corporation and the minutes of all the transactions in a book to be kept for that purpose, and perform like duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision the Secretary shall be. He or she shall keep in safe custody the corporate seal, if any, of the Corporation.

Section 4.9 The Treasurer.

(a) The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board.

(b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and members of the Board, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer.

Section 4.10 Bonds. If required by the Board, any officer shall give the Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board, for the faithful discharge of the duties of his or her office and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

ARTICLE 5

CERTIFICATES FOR SHARES

Section 5.1 Share Certificates. The certificates representing shares of the Corporation shall be numbered and registered in a share register as they are issued. The share register shall exhibit the names and addresses of all registered holders and the number and class of shares and the series, if any, held by each. The Certificate shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the registered holder and the number and class of shares and the series, if any, represented thereby. If, under the Articles, the Corporation is authorized to issue shares of more than one class or series, each Certificate shall set forth, or shall contain a statement that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board to fix and determine such rights.

Section 5.2 Execution of Certificates. Every share certificate shall be executed, by facsimile or otherwise, by or on behalf of the Corporation, by the Chief Executive Officer and/or President, by any Vice President, or by the Secretary. In the event that any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of issue.

ARTICLE 6

TRANSFER OF SHARES

Section 6.1 Transfer. Upon presentment to the Corporation or its transfer agent of a share certificate endorsed by the appropriate person or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate shall be canceled and the transfer shall be registered upon the books of the Corporation, unless either: (a) the Corporation has received a demand from an appropriate person to make an indorsement on such certificate that the Corporation not register transfer; or (b) the Corporation has been served with a restraining order, injunction or other process from a court of competent jurisdiction enjoining it from registering the transfer. Any demand to the Corporation not to register transfer shall identify the registered owner and the issue of which such share is a part and provide an address to send communications directed to the person making the demand. No demand described in Section 6.1(a) above shall be effective unless it shall have been received by the Corporation at a time and in a manner affording the Corporation a reasonable opportunity to act on it.

Section 6.2 Request to Register Transfer After Demand. If a share certificate is presented to the Corporation or its transfer agent with a request to register transfer after a demand that the Corporation not register transfer of such certificate has become effective pursuant to Section 6.1 of these Bylaws, then the Corporation shall promptly communicate to each of the person who initiated the demand and the person who presented the certificate for registration of transfer that: (a) the certificate has been presented for registration of transfer; (b) a demand that the Corporation not register transfer of such certificate had previously been received; and (c) the Corporation will withhold registration of transfer of such certificate for a period of thirty (30) days (or such shorter period of time as stated in the notification that is not manifestly unreasonable) from the date of the notification in order to provide the person who initiated the demand an opportunity to obtain legal process or an indemnity bond.

Section 6.3 Limitation of Liability. The Corporation shall not be liable to a person who initiated a demand that the Corporation not register transfer for any loss the person suffers as a result of registration of transfer if the person who initiated demand does not, within the time stated in the notification described in Section 6.2 of these Bylaws, either (a) obtain an appropriate restraining order, injunction or other process from a court of competent jurisdiction enjoining the Corporation from registering the transfer, or (b) file with the Corporation an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation or its transfer agent from any loss it or they may suffer by refusing to register the transfer.

ARTICLE 7

RECORD DATE; IDENTITY OF SHAREHOLDERS

Section 7.1 Record Date. The Board may fix a time, prior to the date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than ninety (90) days prior to the date of the meeting. Except as otherwise provided in Section 7.2 of these Bylaws, only the shareholders of record at the close of business on the record date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of securities on the books of the Corporation after any record date so fixed. The Board may similarly fix a record date for the determination of shareholders for any other purpose. When a determination of shareholders of record has been made as herein provided for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

Section 7.2 Certification of Nominee. The Board may adopt a procedure whereby a shareholder may certify in writing to the Secretary that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The Board, in adopting such procedure, may specify (a) the classification of shareholder who may certify, (b) the purpose or purposes for which the certification may be made, (c) the form of certification and the information to be contained therein, (d) as to certifications with respect to a record date, the date after the record date by which the certification must be received by the Secretary, and (e) such other provisions with respect to the procedure as the Board deems necessary or desirable. Upon receipt by the Secretary of a certification complying with the procedure, the persons specified in the certification, instead of the persons making the certification, shall, for the purpose or purposes set forth in the certification, be deemed to be the holders of record of the number and class(es) of shares specified.

ARTICLE 8

REGISTERED SHAREHOLDERS

Section 8.1 Before due presentment for transfer of any shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, and the Corporation shall not be bound to recognize any equitable or other claim or interest in such securities, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Pennsylvania or Section 7.2 of these Bylaws.

ARTICLE 9

LOST CERTIFICATES

Section 9.1 Provided that the Corporation has not received notice that the share certificate has been acquired by a bona fide purchaser, if the owner of a share certificate claims that it has been lost, destroyed, or wrongfully taken and requests that the Corporation issue a new certificate, and provided that the owner has filed with the Corporation an indemnity bond and an affidavit of the facts satisfactory to the Board or its designated agent and has complied with such other reasonable requirements, if any, as the Board may deem appropriate, then the Corporation shall issue a new certificate in place of the original certificate.

ARTICLE 10

DISTRIBUTIONS

Section 10.1 Distributions. Distributions upon the shares of the Corporation, whether by dividend, purchase or redemption, or other acquisition of its shares subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board and may be paid, directly or indirectly, in cash, in property or by the incurrence of indebtedness by the Corporation.

Section 10.2 Reserves. Before the making of any distributions, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board, from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

Section 10.3 Stock Dividends or Splits. Stock dividends or splits upon the shares of the Corporation, subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board.

ARTICLE 11

GENERAL PROVISIONS

Section 11.1 Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board may, from time to time, designate.

Section 11.2 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board.

Section 11.3 Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Pennsylvania.” Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement of any instrument or other document by the Corporation.

Section 11.4 Notices. Whenever, under the provisions of the 1988 BCL or of the Articles or of these Bylaws or otherwise, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, telegram (with messenger service specified), telex, TWX (with answerback received), courier service (with charges prepaid), electronic mail, facsimile transmission or by any other means permitted by the 1988 BCL, to his or her address, (or to his or her telex, TWX, electronic mail address, facsimile number or other place as specified in the 1998 BCL), appearing on the books of the Corporation or, in the case of members of the Board, supplied by the member of the Board to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. A notice given by telex, TWX, electronic mail or facsimile transmission shall be deemed to have been given when dispatched. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

Section 11.5 Waiver of Notice. Whenever any notice is required to be given by the 1988 BCL or by the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and the person so objects at the beginning of the meeting.

ARTICLE 12

AMENDMENTS

Section 12.1 Amendments. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend, change, add to or repeal these Bylaws by the affirmative vote of a majority of the total number of members of the Board then in office, subject to the power of the holders of the then outstanding capital stock of the Corporation to alter or repeal the Bylaws made by the Board; provided, that any such amendment or repeal by shareholders shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of such capital stock entitled to vote on the matter, voting together as a single class. Notwithstanding the first sentence of this Section 12.1, any alteration, amendment, change, addition to, adoption or repeal of these Bylaws by the shareholders of the Corporation shall require the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such alteration, amendment, change, addition to, adoption or repeal of such Bylaw unless such alteration, amendment, change, addition to, adoption or repeal of such Bylaw shall have been approved by a majority of the members of the Board then in office, in which case, approval by the shareholders will only require a majority of the outstanding shares of the Corporation entitled to vote on such alteration, amendment, change, addition to, adoption or repeal of such Bylaw.

ARTICLE 13

INDEMNIFICATION

Section 13.1 Officers and Board Members - Direct Actions. The Corporation shall indemnify any member of the Board or officer of the Corporation (as used in this Article 13, the phrase “director or officer of the Corporation” shall mean any person who is or was a member of the Board or officer of the Corporation, or is or was serving at the request of the Corporation as a member of the board of directors or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise), any person who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (a) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person (a) did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 13.2 Officers and Board Members - Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party (other than a party suing in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this Section 13.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Common Pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Common Pleas or other court deems proper.

Section 13.3 Employees and Agents. The Corporation may, to the extent permitted by the 1988 BCL, indemnify any employee or agent of the Corporation (as used in this Article 13, the phrase “employee or agent of the Corporation” shall mean any person who is or was an employee or agent of the Corporation, other than an officer, or is or was serving at the request of the Corporation as an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party, or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation, provided he or she has met the standard of conduct set forth in Section 13.1 and Section 13.2, subject to the limitations set forth in Section 13.2 in the case of an action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation’s favor.

Section 13.4 Mandatory Indemnification. To the extent that a director or officer of the Corporation or any employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 13.1, Section 13.2 or Section 13.3 of this Article 13, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 13.5 Advancing Expenses. Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation or an employee or agent of the Corporation in defending any action or proceeding referred to in this Article 13 may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article 13.

Section 13.6 Procedure.

(a) Unless ordered by a court, any indemnification under Section 13.1, Section 13.2 or Section 13.3 advancement of expenses under Section 13.5 of this Article 13 shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent of the Corporation is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 13.1, Section 13.2 or Section 13.3.

(b) All determinations under this Section 13.6 shall be made:

(i) With respect to indemnification under Section 13.3 and advancement of expenses to an employee or agent of the Corporation, other than an officer, by the Board.

(ii) With respect to indemnification under Section 13.1 or Section 13.2 and advancement of expenses to a director or officer of the Corporation,

(A) By the Board, by a majority vote of a quorum consisting of members of the Board who were not parties to such action or proceeding, or

(B) If such a quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested members of the Board so directs, by independent legal counsel in a written opinion, or

(C) By the shareholders.

Section 13.7 Nonexclusivity of Indemnification.

(a) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 13 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested members of the Board or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding that office. Section 1728 (relating to interested directors; quorum) of the 1988 BCL, or any successor section, shall be applicable to any Bylaw, contract or transaction authorized by the members of the Board under this Section 13.7. The Corporation may create a fund of any nature, which may be, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article 13 or otherwise.

(b) Indemnification pursuant to Section 13.7(a) hereof shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct or recklessness.

(c) Indemnification pursuant to Section 13.7(a), or under any Bylaw, agreement, vote of shareholders or members of the Board or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 13.7 and whether or not the indemnified liability arises or arose from any threatened or pending or completed action by or in the right of the Corporation.

Section 13.8 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or an employee or agent of the Corporation, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of this Article 13 or otherwise.

Section 13.9 Past Officers and Members of the Board. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 13 shall continue as to a person who has ceased to be a member of the Board, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of that person.

Section 13.10 Surviving or New Corporations. References to “the Corporation” in this Article 13 include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporation resulting therefrom, so that any member of the Board, officer, employee or agent of the constituent, surviving or new corporation shall stand in the same position under the provisions of this Article 13 with respect to the surviving or new corporation as he or she would if he or she had served the surviving or new corporation in the same capacity.

Section 13.11 Employee Benefit Plans.

(a) References in this Article 13 to “other enterprises” shall include employee benefit plans and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, the person with respect to an employee benefit plan, its participants or beneficiaries.

(b) Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines.”

(c) Action with respect to an employee benefit plan taken or omitted in good faith by a director, officer, employee or agent of the Corporation in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.